EXHIBIT 4.4.2

                          FORM OF TRUST AGREEMENT
                     (OWNER TRUST, VEHICLE SECURITIES)

------------------------------------------------------------------------------


                          FORM OF TRUST AGREEMENT



                                  between



                       GS Mortgage Securities Corp. ,
                                as Company,



                                    and



                          [---------------------]
                              as Owner Trustee





                          [ ] VEHICLE RECEIVABLES
                              SECURITIES TRUST
                                 200_ - __





                       Dated as of _________________



------------------------------------------------------------------------------

                             TABLE OF CONTENTS
                                                                                                 PAGE

ARTICLE I Definitions..............................................................................1
   SECTION 1.01. Defined Terms.....................................................................1
   SECTION 1.02. Other Definitional Provisions....................................................10

ARTICLE II Organization...........................................................................10
   SECTION 2.01. Name.............................................................................10
   SECTION 2.02. Office...........................................................................10
   SECTION 2.03. Purposes and Powers..............................................................11
   SECTION 2.04. Appointment of Owner Trustee.....................................................11
   SECTION 2.05. Conveyance of Underlying Securities..............................................11
   SECTION 2.06. Declaration of Trust.............................................................12
   SECTION 2.07. Liability of the Owners..........................................................13
   SECTION 2.08. Title to Trust Property..........................................................13
   SECTION 2.09. Situs of Trust...................................................................13
   SECTION 2.10. Representations and Warranties of the Company....................................13
   SECTION 2.11. Maintenance of the Demand Note...................................................15
   SECTION 2.12. Federal Income Tax Allocations...................................................15

ARTICLE III Trust Certificates and Transfer of Interests..........................................15
   SECTION 3.01. Initial Ownership................................................................15
   SECTION 3.02. The Trust Certificates...........................................................15
   SECTION 3.03. Authentication of Trust Certificates.............................................16
   SECTION 3.04. Registration of Transfer and Exchange of Trust Certificates......................17
   SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates..........................17
   SECTION 3.06. Persons Deemed Owners............................................................18
   SECTION 3.07. Access to List of Certificateholders' Names and Addresses........................18
   SECTION 3.08. Maintenance of Office or Agency..................................................18
   SECTION 3.09. Appointment of Paying Agent......................................................18
   SECTION 3.10. Ownership by Company of Trust Certificates.......................................19
   SECTION 3.11. Book-Entry Trust Certificates....................................................19
   SECTION 3.12. Notices to Clearing Agency.......................................................20
   SECTION 3.13. Definitive Trust Certificates....................................................20

ARTICLE IV Actions by Owner Trustee...............................................................20
   SECTION 4.01. Prior Notice to Owners with Respect to Certain Matters...........................20
   SECTION 4.02. Action by Owners with Respect to Sale of Owner Trust Estate......................21
   SECTION 4.03. Action by Owners with Respect to Bankruptcy......................................21
   SECTION 4.04. Restrictions on Owners' Power....................................................21
   SECTION 4.05. Majority Control.................................................................21

ARTICLE V Collections; Distributions; Certain Duties..............................................21
   SECTION 5.01. Establishment of Trust Accounts..................................................21
   SECTION 5.02. Collections......................................................................23
   SECTION 5.03. Application of Trust Funds.......................................................24
   SECTION 5.04. Reserve Account..................................................................24
   SECTION 5.05. Distributions....................................................................26
   SECTION 5.06. Method of Payment................................................................26
   SECTION 5.07. Accounting and Reports to the Noteholders, Owners, the
                             Internal Revenue Service and Others..................................26
   SECTION 5.08. Signature on Returns; Tax Matters Partner........................................27
   SECTION 5.09. Statements to Certificateholders and Noteholders.................................27

ARTICLE VI Authority and Duties of Owner Trustee..................................................28
   SECTION 6.01. General Authority................................................................28
   SECTION 6.02. General Duties...................................................................28
   SECTION 6.03. Action upon Instruction..........................................................28
   SECTION 6.04. No Duties Except as Specified in this Agreement or in
                             Instructions.........................................................29
   SECTION 6.05. No Action Except Under Specified Documents or Instructions.......................29
   SECTION 6.06. Restrictions.....................................................................29

ARTICLE VII Concerning the Owner Trustee..........................................................30
   SECTION 7.01. Acceptance of Trust and Duties...................................................30
   SECTION 7.02. Furnishing of Documents..........................................................31
   SECTION 7.03. Representations and Warranties...................................................31
   SECTION 7.04. Reliance; Advice of Counsel......................................................31
   SECTION 7.05. Not Acting in Individual Capacity................................................32
   SECTION 7.06. Owner Trustee Not Liable for Trust Certificates or Underlying
                             Securities...........................................................32
   SECTION 7.07. Owner Trustee May Own Trust Certificates and Notes...............................32

ARTICLE VIII Compensation of Owner Trustee........................................................32
   SECTION 8.01. Owner Trustee's Fees and Expenses................................................32
   SECTION 8.02. Indemnification..................................................................33
   SECTION 8.03. Payments to the Owner Trustee....................................................33

ARTICLE IX Termination of Trust Agreement.........................................................33
   SECTION 9.01. Termination of Trust Agreement...................................................33
   SECTION 9.02. Dissolution upon Bankruptcy of the Company.......................................35
   SECTION 9.03. Optional Purchase of All Underlying Securities...................................35

ARTICLE X Successor Owner Trustees and Additional Owner Trustees..................................36
   SECTION 10.01. Eligibility Requirements for Owner Trustee......................................36
   SECTION 10.02. Resignation or Removal of Owner Trustee.........................................36
   SECTION 10.03. Successor Owner Trustee.........................................................37
   SECTION 10.04. Merger or Consolidation of Owner Trustee........................................37
   SECTION 10.05. Appointment of Co-Trustee or Separate Trustee...................................37

ARTICLE XI Miscellaneous..........................................................................38
   SECTION 11.01. Supplements and Amendments......................................................38
   SECTION 11.02. No Legal Title to Owner Trust Estate in Owners..................................39
   SECTION 11.03. Limitations on Rights of Others.................................................40
   SECTION 11.04. Notices.........................................................................40
   SECTION 11.05. Severability....................................................................40
   SECTION 11.06. Separate Counterparts...........................................................40
   SECTION 11.07. Successors and Assigns..........................................................40
   SECTION 11.08. Covenants of the Company........................................................40
   SECTION 11.09. No Petition.....................................................................41
   SECTION 11.10. No Recourse.....................................................................41
   SECTION 11.11. Headings........................................................................41
   SECTION 11.12. Governing Law...................................................................41
   SECTION 11.13. Trust Certificate Transfer Restrictions.........................................41


EXHIBIT A         -   FORM OF TRUST CERTIFICATE..................................................A-1
EXHIBIT B         -   CERTIFICATE OF TRUST OF [      ] VEHICLE RECEIVABLES TRUST 200_-_..........B-1
EXHIBIT C         -   FORM OF CERTIFICATE DEPOSITORY AGREEMENT...................................C-1
EXHIBIT D         -   FORM OF STATEMENT..........................................................D-1

         TRUST AGREEMENT dated as of _______________________, between GS Mortgage Securities Corp. , a Delaware corporation (the "Company"), and ________________, a [ ] banking corporation, as owner trustee (the "Owner Trustee").

                                 ARTICLE I

                                Definitions

         SECTION 1.01. Defined Terms. Whenever used in this Agreement, the following terms, unless the context requires otherwise, shall have the meanings set forth below:

         "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

         "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date before giving effect to any reduction thereto on such date.

         "Basic Documents" shall mean the Indenture, the Note Depository Agreement, the Certificate Depository Agreement and the other documents and certificates delivered in connection therewith.

         "Benefit Plan" shall have the meaning assigned to such term in
Section 11.13.

         "Book-Entry Trust Certificate" shall mean a beneficial interest in the Trust Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.11.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

         "Business Trust Statute" shall mean Chapter 38 of Title 12 of the
[ ] Code, 12 Del. Code (S) 3801 et seq., as the same may be amended from time to time.

         "Certificate Balance" equals, initially, $___________ and, thereafter, equals such initial Certificate Balance reduced by all amounts allocable to principal previously distributed to Certificateholders.

         "Certificate Depository Agreement" shall mean the agreement dated ____________________, among the Trust, the Owner Trustee and The Depository Trust Company, as the initial Clearing Agency, substantially in the form attached hereto as Exhibit C, relating to the Trust Certificates, as the same may be amended and supplemented from time to time.

         "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.01.

         "Certificate of Trust" shall mean the Certificate of Trust, substantially in the form of Exhibit B, filed for the Trust pursuant to
Section 3810(a) of the Business Trust Statute.

         "Certificate Owner" shall mean, with respect to a Book-Entry Trust Certificate, the Person who is the beneficial owner of such Book-Entry Trust Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         "Certificate Pool Factor" means, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

         "Certificate Register" and "Certificate Registrar" shall mean the register mentioned in and the registrar appointed pursuant to Section 3.04.

         "Certificateholder" shall mean a Person in whose name a Trust Certificate is registered.

         "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount for such date.

         "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Pass-Through Rate.

         "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date. Interest with respect to the Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Agreement and the Basic Documents.

         "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding _________) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date).

         "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date on or after the Distribution Date on which the Notes are paid in full, that portion of all collections on Underlying Securities allocable to principal received during the related Collection Period (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

         "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding
Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current
Distribution Date.

         "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be included in the Certificateholders' Principal Distributable Amount will equal the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

         "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means __________________________.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

         "Collection Account" shall have the meaning assigned to such term in Section 5.01.

         "Collection Period" means a calendar month.

         "Company" shall mean GS Mortgage Securities Corp. , a Delaware corporation, and any successor in interest.

         "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at _____________________, or at such other address as the Owner Trustee may designate by notice to the Owners and the Company, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners and the Company.

         "Cutoff Date" means ___________________________.

         "Definitive Trust Certificates" shall have the meaning set forth in Section 3.11.

         "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Owner Trustee or its nominee or custodian by physical delivery to the Owner Trustee or its nominee or custodian endorsed to, or registered in the name of, the Owner Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof: (i) by delivery of such certificated security endorsed to, or registered in the name of, the Owner Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Owner Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Owner Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Owner Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Owner Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Owner Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Owner Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Owner Trustee or its nominee or custodian of the purchase by the Owner Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Owner Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Owner Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Owner Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c)  with respect to any item of Trust Account
Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Owner Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Owner Trustee or its nominee or custodian.

         "Demand Note" shall mean, in the case of _____________, the Demand Note dated __________, from [ ] to ________________.

         "Distribution Date" means, with respect to each Collection Period, the __________ day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on _________________.

         "ERISA" shall have the meaning assigned thereto in Section 11.13.

         "Eligible Deposit Account" means either: (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one to the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

         "Eligible Institution" means: (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or (b) a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which: (i) has either:
(A) with respect to any Eligible Investment having a maturity of greater than one month, a long-term unsecured debt rating of "AA-" by Standard & Poor's and "Aa3" by Moody's, or (B) with respect to any Eligible Investment having a maturity one month or less, a certificate of deposit rating of "A-1+" by Standard & Poor's and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and (ii) whose deposits are insured by the FDIC. If so qualified, the Trustee may be considered an Eligible Institution for the purposes of clause (b) of this definition.

         "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence;

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (of any domestic branch of a foreign bank ) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations thereof (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) shall have a credit rating of A-1+ from Standard & Poor's and P-1 from Moody's;

                  (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating of A-1+ from Standard & Poor's and P-1 from Moody's;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

                  (g) any other investment with respect to which the Trustee or the Company has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not in a withdrawal or downgrading of the ratings of the Notes.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Expenses" shall have the meaning assigned to such term in Section
8.02.

                  "Final Scheduled Distribution Date" means the
_______________ Distribution Date.

         "Holder" means, with respect to any Certificate, the Person in whose name such Certificate is registered on the Certificate Register, and, with respect to any Note, the Person in whose name such Note is registered on the Note Register.

         "Indemnified Parties" shall have the meaning assigned to such term in Section 8.02.

         "Indenture" shall mean the Indenture dated as of _______________ between the Trust and ___________, as Indenture Trustee.

         "Interest Accrual Period" has the meaning set forth in the Indenture.

         "Initial Certificate Balance" shall mean $________________.

         "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any lien that attach to any Underlying Security by operation of law.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Note" shall mean any of the Notes issued pursuant to the Indenture.

         "Note Depository Agreement" shall mean the agreement dated ________________, among the Trust, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Notes, as the same may be amended and supplemented from time to time.

         "Note Pool Factor" means, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the principal balance of the Notes (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the initial principal balance of the Notes. The Note Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reduction sin the principal balance.

         "Noteholder" shall mean a Person in whose name a Note is registered.

         "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount for such Distribution Date.

         "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by each Class of the Notes for the related Interest Accrual Period.

         "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date. For all purposes of this Agreement and the Basic Documents, interest with respect to all Classes of Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period on each Class of Notes at the Interest Rate for such Class on the outstanding principal balance of the Notes of such Class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all distributions of principal to Holders of the Notes of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

         "Noteholders Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the sum of: (i) that portion of all collections on Underlying Securities allocable to prinicipal received during the related Collection Period plus (ii) any accelerated payments of principal required to be made from amounts on deposit in the Reserve Account pursuant to Section 5.04(b)(ii).

         "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Note Distribution Account on such current Distribution Date.

         "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (a) on the Class A-1 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero; and (b) on the Class A-2 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero.

         "Obligor" means, with respect to any Underlying Security, the Person obligated to make payments under the terms of such Underlying Security.

         "Original Pool Balance" means the Pool Balance as of the Cutoff Date.

         "Owner" shall mean each Holder of a Trust Certificate.

         "Owner Trust Accounts" shall mean any or all of the Certificate Distribution Account, the Collection Account or the Reserve Account, as applicable.

         "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II and all funds on deposit from time to time in the Owner Trust Accounts.

         "Owner Trustee" shall mean _________________, a [[ ]] banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Pass-Through Rate" means _____________% per annum.

         "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.09, which initially shall be
________________.

         "Payment Determination Date" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

         "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

         "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate principal balance of the Underlying Securities as of such day.

         "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to pay an Underlying Security in full under the terms thereof, including interest to the end of the month of purchase.

         "Rating Agency" means Moody's or Standard & Poor's or, if neither such organization nor a successor thereto remains in existence, any nationally recognized statistical rating organization or other comparable Person designated by the Company, notice of which designation shall be given to the Trustee and the Servicer.

         "Record Date" shall mean, with respect to any Distribution Date, the close of business on the day immediately preceding such Distribution Date.

         "Reserve Account" shall have the meaning assigned to such term in
Section 5.01.

         "Reserve Account Initial Deposit" means an amount equal to the Specified Reserve Account Balance on the Closing Date (which is equal to $______________).

         "Secretary of State" shall mean the Secretary of State of the State of [ ].

         "Specified Reserve Account Balance" means [state formula].

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or its successor.

         "State" means any one of the 50 states of the United States of America or the District of Columbia.

         "Total Distribution Amount" means, for each Distribution Date, the aggregate of all distributions received by the Owner Trustee on the Underlying Securities, for the Collection Period immediately preceding such Distribution Date.

         "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" shall mean the trust established by this Agreement.

         "Trust Accounts" shall mean any or all of the Certificate Distribution Account, the Collection Account or the Reserve Account, as applicable.

         "Trust Certificate" shall mean a certificate evidencing the beneficial interest of a Certificate Owner in the Trust, substantially in the form attached hereto as Exhibit A.
         "Underlying Security" means any one of the securities described on
Schedule I hereto, transferred to the Trustee by the Company pursuant to
Section 2.05 and held as part of the Owner Trust Estate.

         "Underwriter" shall mean that underwriter named in and a party to the Certificate Underwriting Agreement dated _______________, with the Company, pursuant to which the Trust Certificates will be offered publicly.

         SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined herein or therein, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                ARTICLE II

                                Organization

         SECTION 2.01. Name. The Trust created hereby shall be known as "[ ] Vehicle Receivables Securities Trust 200_-_", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in [ ] as the Owner Trustee may designate by written notice to the Owners and the Company.

         SECTION 2.03. Purposes and Powers. (a) The purpose of the Trust is to engage in the following activities:

                  (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and the Trust Certificates;

                  (ii) with the proceeds of the sale of the Notes and the Trust Certificates, to purchase the Underlying Securities, to fund the Reserve Account and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Company;

                  (iii) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the terms hereof any portion of the Owner Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                  (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                  (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owners and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

         SECTION 2.04. Appointment of Owner Trustee. The Company hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         SECTION 2.05. Conveyance of Underlying Securities. (a) In consideration of the Owner Trustee's delivery on the Closing Date to or upon the order of the Company of $__________, the Company, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, in trust, for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Company including any security interest therein, in, to and under the Underlying Securities, all payments and all proceeds therefrom, and all other assets constituting the Owner Trust Estate.

                  (b) It is intended that the conveyance of the Company's right, title and interest in and to the Underlying Securities and all other assets constituting the Owner Trust Estate pursuant to this Agreement shall constitute, and be construed as, an absolute sale of the Underlying Securities by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be deemed a pledge of the Underlying Securities and the other assets constituting the Owner Trust Estate by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the aforementioned intent of the parties, the Underlying Securities and the other assets constituting the Owner Trust Estate are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the Underlying Securities and the other assets constituting the Owner Trust Estate, then it is intended as follows: (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the States of New York and [ ]; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Company to the Owner Trustee of a security interest in all the Company's right, title and interest in and to the Underlying Securities and all amounts payable to the holders of the Underlying Securities after the Closing Date in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in any Owner Trust Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Owner Trustee or its agent of the Underlying Securities and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Owner Trustee for the purpose of perfecting such security interest under applicable law. Notwithstanding the foregoing, the parties to this Agreement intend the transfer pursuant to this section to be a true, absolute and unconditional sale of the Underlying Securities and all such other assets constituting the Owner Trust Estate by the Company to the Owner Trustee.

         SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Underlying Securities and other assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

         SECTION 2.07. Liability of the Owners. (a) The Company shall be liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Company would be liable if the Trust were a partnership under the [ ] Revised Uniform Limited Partnership Act in which the Company were a general partner; provided, however, that the Company shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates or by a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Company shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Company under this paragraph shall be evidenced by the Trust Certificates described in Section 3.10, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust; provided that the rights and obligations evidenced by all Trust Certificates, regardless of class, shall, except as provided in this Section, be identical.

                  (b) No Owner, other than to the extent set forth in paragraph (a) above, shall have any personal liability for any liability or obligation of the Trust.

         SECTION 2.08. Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         SECTION 2.09. Situs of Trust. The Trust will be located and administered in the State of [ ]. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of [ ] or the State of [ ]. The Trust shall not have any employees in any state other than [ ]; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of [ ]. Payments will be received by the Trust only in [ ] or [ ], and payments will be made by the Trust only from [ ] or [ ]. The only office of the Trust will be at the Corporate Trust Office in [ ].

         SECTION 2.10. Representations and Warranties of the Company. The Company hereby represents and warrants to the Owner Trustee that:

                  (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

                  (ii) The Company is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications;

                  (iii) The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; the Company has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust, and the Company has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary corporate action;

                  (iv) The Company has the full power and authority to purchase the Trust Certificates that the Company has agreed to purchase pursuant to Section 3.10;

                  (v) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties; and

                  (vi) There are no proceedings or investigations pending or, to the Company's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement.

         SECTION 2.11. Maintenance of the Demand Note. To the fullest extent permitted by applicable law, the Company agrees that it shall not sell, convey, pledge, transfer or otherwise dispose of the Demand Note.

         SECTION 2.12. Federal Income Tax Allocations. Net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

                  (a) among the Certificate Owners as of the first day following the end of such month, in proportion to their ownership of principal amount of Trust Certificates on such date, net income in an amount up to the sum of: (i) the Certificateholders' Monthly Interest Distributable Amount for such month, (ii) interest on the excess, if any, of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, (iii) the portion of the market discount on the Underlying Securities accrued during such month that is allocable to the excess, if any, of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price, (iv) any amount expected to be distributed to the Certificateholders pursuant to Section [9.01(e)(iii)] (to the extent not previously allocated pursuant to this clause), and (v) any other amounts of income payable to the Certificateholders for such month; such sum to be reduced by any amortization by the Trust of premium on Underlying Securities that corresponds to any excess of the issue price of Certificates over their principal amount; and

                  (b) to the Company, to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Company to the extent the Company is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificate Owners as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Trust Certificates on such Record Date. The Company is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Company or to the Certificate Owners, or as otherwise required by the Code.

                                ARTICLE III

                Trust Certificates and Transfer of Interests

         SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Company pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Company shall be the sole beneficiary of the Trust.

         SECTION 3.02. The Trust Certificates. The Trust Certificates shall be issued in minimum denominations of $20,000 and in integral multiples of $1 in excess thereof; provided, however, that the Trust Certificates issued to the Company pursuant to Section 3.10 may be issued in such denomination as required to include any residual amount. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

         A transferee of a Trust Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Trust Certificate duly registered in such transferee's name pursuant to Section 3.04.

         SECTION 3.03. Authentication of Trust Certificates. On the Closing Date, the Owner Trustee shall cause the Trust Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Company, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Company, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

         SECTION 3.04. Registration of Transfer and Exchange of Trust Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. _______________ shall be the initial Certificate Registrar.

         Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

         Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

         The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates.

         SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If: (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         SECTION 3.06. Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.05 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

         SECTION 3.07. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Company, within 15 days after receipt by the Owner Trustee of a written request therefor from the Company, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Trust Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Company, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information is derived.

         SECTION 3.08. Maintenance of Office or Agency. The Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates ______________ as its office for such purposes. The Owner Trustee shall give prompt written notice to the Company and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.09. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.05 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be _______________, and any co-paying agent chosen by _______________ and acceptable to the Owner Trustee. _______________ shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that _______________ shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 3.10. Ownership by Company of Trust Certificates. The Company shall on the Closing Date purchase from the Underwriter Trust Certificates representing at least 1% of the Initial Certificate Balance and shall thereafter retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Trust Certificate that would reduce such interest of the Company below 1% of the Certificate Balance shall be void. The Owner Trustee shall cause any Trust Certificate issued to the Company to contain a legend stating "THIS CERTIFICATE IS NON-TRANSFERABLE AS DESCRIBED IN
SECTION 3.10 OF THE TRUST AGREEMENT".

         SECTION 3.11. Book-Entry Trust Certificates. The Trust Certificates, upon original issuance, will be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Trust Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Trust Certificate may be issued to the Company pursuant to Section 3.10. Such Trust Certificate or Trust Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive Trust Certificate representing such Certificate Owner's interest in such Trust Certificate, except as provided in Section
3.13. Unless and until definitive, fully registered Trust Certificates (the "Definitive Trust Certificates") have been issued to Certificate Owners pursuant to Section 3.13:

                  (a) The provisions of this Section shall be in full force and effect;

                  (b) The Certificate Registrar, the Owner Trustee and the Paying Agent shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Trust Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Trust Certificates and shall have no obligation to the Certificate Owners;

                  (c) To the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                  (d) The rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Trust Certificates to such Clearing Agency Participants; and

                  (e) Whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Trust Certificates and has delivered such instructions to the Owner Trustee.

         SECTION 3.12. Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Trust Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

         SECTION 3.13. Definitive Trust Certificates. If: (i) the Company advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Certificates and the Company is unable to locate a qualified successor, (ii) the Company at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of such event and of the availability of the Definitive Trust Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Trust Certificate or Trust Certificates representing the Book-Entry Trust Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Trust Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Certificates, the Owner Trustee shall recognize the Holders of the Definitive Trust Certificates as Certificateholders. The Definitive Trust Certificates shall be printed, lithographed or engraved or may be produced in any other manner that is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

                                ARTICLE IV

                          Actions by Owner Trustee

         SECTION 4.01. Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

                  (a) the initiation of any claim or lawsuit by the Trust or the compromise of any action, claim or lawsuit brought by or against the Trust;

                  (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Owners; or

                  (e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

         SECTION 4.02. Action by Owners with Respect to Sale of Owner Trust Estate. The Owner Trustee shall not have the power, except upon the direction of the Owners and as expressly provided in the Basic Documents, to sell the Underlying Securities after the termination of the Indenture. The Owner Trustee shall take the action referred to in the preceding sentence only upon written instructions signed by the Owners.

         SECTION 4.03. Action by Owners with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certificate certifying that such Owner reasonably believes that the Trust is insolvent.

         SECTION 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice to the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                 ARTICLE V

                 Collections; Distributions; Certain Duties

         SECTION 5.01. Establishment of Trust Accounts. (a) (i) The Owner Trustee, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Owner Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                  (ii) The Owner Trustee, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Owner Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

                  (iii) The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate
         Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

                  (b) Funds on deposit in the Owner Trust Accounts shall be invested: (1) by the Owner Trustee in Eligible Investments selected in writing by the Company or an investment manager selected by the Company, which investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds or (2) by an investment manager in Eligible Investments selected by such investment manager, provided that (A) such investment manager shall be selected by the Company,
(B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, (C) any investment so selected by such investment manager shall be made in the name of the Owner Trustee and shall be settled by a Delivery to the Owner Trustee that complies with the terms of this Agreement as it relates to investing such funds, and (D) prior to the settlement of any investment so selected by such investment manager the Owner Trustee shall affirm that such investment is an Eligible Investment. It is understood and agreed that the Owner Trustee shall not be liable for any loss arising from an investment in Eligible Investments made in accordance with this Section 5.01(b). All such Eligible Investments shall be held by the Owner Trustee for the benefit of the Certificateholders or the Noteholders, as applicable; provided, that on each Payment Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Owner Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Interest Distribution Amount for the related Distribution Date. Unless otherwise permitted by the Rating Agencies, funds on deposit in the Owner Trust Accounts shall be invested in Eligible Investments that will mature: (A) not later than the Business Day immediately preceding the next Distribution Date or (B) on such next Distribution Date if either: (x) such investment is held in the trust department of the institution with which the applicable Owner Trust Account is then maintained and is invested in a time deposit of _____________________ rated at least A-1 by Standard & Poor's and P-1 by Moody's (such account being maintained within the trust department of _____________________) or (y) the Owner Trustee (so long as the short-term unsecured debt obligations of the Owner Trustee are either: (i) rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made or (ii) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 by Moody's and A-1 by Standard & Poor's on the date such investment is made) has agreed to advance funds on such Distribution Date to the Certificate Distribution Account in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date. The guarantee referred to in clause (y) of the preceding sentence shall be subject to the Rating Agency Condition. For the purpose of the foregoing, unless the Owner Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. Funds deposited in the Owner Trust Accounts on a day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

                  (c) (i) The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Owner Trust Accounts and in all proceeds thereof. Except as otherwise expressly provided herein, the Owner Trust Accounts shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders and the Noteholders. If, at any time, any of the Owner Trust Accounts ceases to be an Eligible Deposit Account, the Owner Trustee shall within 10 Business Days (or such longer period not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Owner Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Owner Trust Account.

                  (ii) With respect to the Trust Account Property, the Owner Trustee agrees that:

                           (A) any Trust Account Property that is held in
                  deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Owner Trustee, and the Owner Trustee shall have sole signature authority with respect thereto;

                           (B) any Trust Account Property that constitutes
                  Physical Property shall be delivered to the Owner Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Owner Trustee or a financial intermediary (as such term is defined in Section 8-313(4)) of the UCC acting solely for the Owner Trustee;

                           (C) any Trust Account Property that is a
                  book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Owner Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                           (D) any Trust Account Property that is an
                  "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Owner Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Owner Trustee, pending maturity or disposition, through continued registration of the Owner Trustee's (or its nominee's) ownership of such security.

         SECTION 5.02. Collections. The Owner Trustee shall remit within two Business Days of receipt thereof, but in no event later than the Payment Determination Date immediately preceding each Distribution Date, to the Collection Account all payments by or on behalf of the Obligors with respect to the Underlying Securities as collected during the Collection Period.

         SECTION 5.03. Application of Trust Funds. (a) On each Payment Determination Date, the Owner Trustee shall calculate all amounts required to be deposited in the Note Distribution Account and the Certificate Distribution Account as follows:

                  (i) to the Note Distribution Account, from the Total Distribution Amount, the Noteholders' Interest Distributable Amount;

                  (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Principal Distributable Amount;

                  (iii) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Certificateholders' Interest
         Distributable Amount;

                  (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Certificateholders' Principal Distributable Amount;

                  (v) to the Reserve Account, the portion, if any, of the Total Distribution Amount remaining after the application of clauses (i) through (iv).

                  (b) On each Distribution Date, the Owner Trustee shall make distributions from the Collection Account for deposit in the applicable account by 11:00 a.m. (New York time), to the extent of the Total Distribution Amount, to the accounts and in the order of priority listed in clauses (a)(i) though (v) above.

         SECTION 5.04. Reserve Account. (a) On the Closing Date, the Owner Trustee will deposit, on behalf of the Company, the Reserve Account Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes and the Certificates.

                  (b) (i) After giving effect to clause (ii) below, if the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Owner Trustee shall distribute the amount of such excess to the Company.

                  (ii) On each Distribution Date subsequent to any reduction or withdrawal by any Rating Agency of its rating of any Class of Notes, unless such rating has been restored, if the amount on deposit in the Reserve Account (taking into account any deposits therein pursuant to Section 5.03(a) and withdrawals therefrom on such date pursuant to Section 5.04(c) or (d)) is greater than the Specified Reserve Account Balance for such Distribution Date, then the Owner Trustee shall include the amount of such excess in the Noteholders' Monthly Principal Distribution Amount and deposit the amount of such excess (up to the amount of cash or cash equivalents in the Reserve Account) to the Collection Account for deposit to the Note Distribution Account for distribution to Noteholders as an accelerated payment of principal on such Distribution Date; provided, that the amount of such deposit shall not exceed the outstanding principal balance of the Notes after giving effect to all other payments of principal to be made on such date.

                  (c) (i) In the event that the Noteholders' Distributable Amount for a Distribution Date exceeds the sum of the amounts deposited into the Note Distribution Account pursuant to Section 5.03(a)(i) and (ii) on such Distribution Date, the Owner Trustee shall withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount, and deposit such amount into the Note Distribution Account.

                           (ii) In the event that the Noteholders'
         Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date or the Class A-2 Final Scheduled Distribution Date exceeds the amount deposited into the Note Distribution Account pursuant to Section 5.03(a)(ii) on such Distribution Date, the Owner Trustee shall withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount, and deposit such amount into the Note Distribution Account.

                  (d) (i) In the event that the Certificateholders' Distributable Amount for a Distribution Date exceeds the sum of the amounts deposited into the Certificate Distribution Account pursuant to Section 5.03(a)(iii) and (iv) on such Distribution Date, the Owner Trustee shall withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein up to the Available Amount after giving effect to paragraph (c) above, and deposit such amount into the Certificate Distribution Account on such Distribution Date.b***

                           (ii) In the event that the Certificateholders' Principal Distributable Amount on the Final Scheduled Distribution Date exceeds the amount deposited in the Certificate Distribution Account pursuant to Section 5.03(a)(iv), the Owner Trustee shall withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (c) and (d)(i) above, and deposit such amount into the Certificate Distribution Account.

                  (e) Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.03(a) following payment in full of the Outstanding Amount of the Notes and the Certificate Balance until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and the Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture to Noteholders and Certificateholders and the termination of the Trust, any amount remaining on deposit in the Reserve Account shall be distributed to the Company.

                  (f) On the Final Scheduled Distribution Date, if the amount of funds remaining in the Reserve Account (after all other distributions to be made from the Reserve Account pursuant to this Section have been made, other than paragraphs (b)(i) and (e)) is in excess of the amounts described below, a portion of such excess according to the following schedule shall be deposited in the Certificate Distribution Account for distribution to Certificateholders:

                           (i) with respect to all such funds in the Reserve Account in excess of $________ but which do not exceed $_______________, 20% of such amount;

                           (ii) with respect to all such funds in the Reserve Account in excess of $________ but which do not exceed $_______________, 40% of such amount;

                           (iii) with respect to all such funds in the Reserve Account in excess of $________ but which do not exceed $_______________, 60% of such amount;

                           (iv) with respect to all such funds in the Reserve Account in excess of $________ but which do not exceed $_______________, 80% of such amount; and

                           (v) with respect to all such funds in the Reserve Account in excess of $________, 100% of such amount.

The amounts to be deposited in the Certificate Distribution Account pursuant to the preceding sentence are in excess of all amounts otherwise required to be deposited in the Certificate Distribution Account pursuant to this Agreement, notwithstanding anything to the contrary contained herein.

         SECTION 5.05. Distributions. (a) On each Distribution Date, the Owner Trustee will distribute to Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account pursuant to Sections 5.03 and 5.04 with respect to such Distribution Date.

                  (b) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (b).

         SECTION 5.06. Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Trust Certificates in the aggregate evidence a denomination of not less than $____________, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

         SECTION 5.07. Accounting and Reports to the Noteholders, Owners, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.05(b) with respect to income or distributions to Owners. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Underlying Securities. The Owner Trustee shall not make the election provided under Section 754 of the Code.

         SECTION 5.08. Signature on Returns; Tax Matters Partner. (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust unless applicable law requires an Owner to sign such documents, in which case such documents shall be signed by the Company.

                  (b) The Company shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

         SECTION 5.09. Statements to Certificateholders and Noteholders.
(a) On each Distribution Date, the Owner Trustee shall provide to the Indenture Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and shall forward to each Certificateholder of record as of the most recent Record Date a statement substantially in the form of Exhibit D setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

                           (i) the amount of such distribution allocable to principal allocable to each Class of Notes and to the Certificates;

                           (ii) the amount of such distribution allocable to interest allocable to each Class of Notes and to the Certificates;

                           (iii) the outstanding principal balance of each Class of Notes, the Note Pool Factor for each such Class, the Certificate Balance and the Certificate Pool Factor as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

                           (iv) the balance of the Reserve Account on the related Payment Determination Date after giving effect to deposits and withdrawals to be made on the next following Distribution Date, if any; and

                           (v) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under subsection (i) above.

         Each amount set forth reconciling amounts on the Distribution Date statement under clauses (i) or (ii) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

                                ARTICLE VI

                   Authority and Duties of Owner Trustee

         SECTION 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Company shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Company recommends with respect to the Basic Documents.

         SECTION 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement.

         SECTION 6.03. Action upon Instruction. (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instructions as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the Owners, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

                  (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document, or any such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable with respect to any such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action that may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         SECTION 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except
(i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         SECTION 6.06. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                ARTICLE VII

                        Concerning the Owner Trustee

         SECTION 7.01. Acceptance of Trust and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or
(ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) The Owner Trustee shall not be liable for any error of judgment made by a Trust Officer of the Owner Trustee;

                  (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Owner transmitted pursuant to the terms hereof;

                  (c) No provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                  (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Company, or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

                  (f) The Owner Trustee shall not be liable for the default or misconduct of the Company or the Indenture Trustee under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Company; and

                  (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         SECTION 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         SECTION 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Company, for the benefit of the Owners, that:

                  (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of [ ]. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (c) None of the execution and delivery by it of this Agreement, the consummation by it of the transactions contemplated hereby or compliance by it with any of the terms or provisions hereof will contravene any federal or [ ] law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         SECTION 7.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

         SECTION 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created ____________________ acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         SECTION 7.06. Owner Trustee Not Liable for Trust Certificates or Underlying Securities. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Company, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes, or of any Underlying Security or any related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Underlying Security, or the perfection and priority of any security interest created by any Underlying Security or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or to Noteholders under the Indenture, including, without limitation: the existence and contents of any Underlying Security on any computer or other record thereof; the validity of the assignment of any Underlying Security to the Trust or of any intervening assignment; the completeness of any Underlying Security; the performance or enforcement of any Underlying Security; the compliance by the Company with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Indenture Trustee taken in the name of the Owner Trustee.

         SECTION 7.07. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Company and the Indenture Trustee in banking transactions with the same rights it would have if it were not Owner Trustee.

                               ARTICLE VIII

                       Compensation of Owner Trustee

         SECTION 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Company and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Company for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 8.02. Indemnification. The Company shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Company shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Company, which approval shall not be unreasonably withheld.

         SECTION 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                ARTICLE IX

                       Termination of Trust Agreement

         SECTION 9.01. Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of Article V and the Indenture, (ii) at the time provided in Section 9.02 or (iii) at the time provided in Section
9.03. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner, other than the Company as described in Section 9.02, shall not (x) operate to terminate this Agreement or the Trust or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Except as provided in Section 9.01(a), none of the Company or any Owner shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders and the Indenture Trustee mailed within five Business Days of receipt of notice of such termination from the Company given pursuant to Section 9.03, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.05.

         In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Company, subject to applicable laws with respect to escheat of funds.

                  (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                  (e) Upon any sale of the assets of the Trust pursuant to
Section 9.02, the Owner Trustee shall deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Owner Trustee shall make the following deposits (after the application on such Distribution Date of the Total Distribution Amount and funds on deposit in the Reserve Account pursuant to Sections 5.03 and 5.04) from the Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein as described in the following sentence):

                  (i) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

                  (ii) to the Note Distribution Account, the outstanding principal balance of the Notes (after giving effect to the reduction in the outstanding principal balance of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date and on prior Distribution Dates);

                  (iii) to the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date; and

                  (iv) to the Certificate Distribution Account, the Certificate Balance (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate Distribution Account on such Distribution Date).

Any investments on deposit in the Reserve Account or Note Distribution Account which will not mature on or before such Distribution Date shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Payment Determination Date preceding such Distribution Date. Any Insolvency Proceeds remaining after the deposits described above shall be paid to the Company.

                  (f) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.04(a) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

         SECTION 9.02. Dissolution upon Bankruptcy of the Company. (a) In the event that an Insolvency Event shall occur with respect to the Company, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (a) Holders of Certificates (other than the Company) representing more than 50% of the Certificate Balance (not including the Certificate Balance of the Trust Certificates held by the Company) and (b) Holders (as defined in the Indenture) of the Notes representing more than 50% of the Outstanding Amount thereof, to the effect that each such party disapproves of the liquidation of the Underlying Securities and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Company, (A) the Company shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon receipt of such written notice from the Company, give prompt written notice to the Certificateholders and the Indenture Trustee of the occurrence of such event and (C) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Company, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, the termination of the Trust pursuant to the first sentence of this Section
9.02. Upon termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections made under this Agreement.

         SECTION 9.03. Optional Purchase of All Underlying Securities. As of the last day of any Collection Period immediately preceding a Distribution Date as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance and the Class A-1 Notes have been paid in full, the Company shall have the option to purchase the Owner Trust Estate, other than the Owner Trust Accounts. To exercise such option, the Company shall deposit in the Collection Account an amount equal to the aggregate Purchase Amount for the Underlying Securities, plus the appraised value of any such other property held by the Trust other than the Owner Trust Accounts, such value to be determined by an appraiser mutually agreed upon by the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Company shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal balance of the Notes and the Certificate Balance and all accrued but unpaid interest (including any overdue interest and premium) thereon.

                                 ARTICLE X

           Successor Owner Trustees and Additional Owner Trustees

         SECTION 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least [Baa3] by [Moody's]. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Company, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Owner Trustee. If the Company shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Company shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Company shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Company and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents, statements and monies held by it under this Agreement; and the Company and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Company shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Company shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Company.

         SECTION 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

         SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Company and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Company and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Company and the Owner Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as successor Owner Trustee under Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required under
Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and (c) The Company and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee. Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Company.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                ARTICLE XI

                               Miscellaneous

         SECTION 11.01. Supplements and Amendments. This Agreement may be amended by the Company and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Company and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Underlying Securities or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders, Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         In connection with the execution of any amendment to this Trust Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

         SECTION 11.02. No Legal Title to Owner Trust Estate in Owners. The Owners shall not have legal title to any part of the Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and
IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         SECTION 11.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Company, the Owners, and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07 hereof), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; and if to the Company, addressed to [ ], _______________, Attention _______________; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder listed in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

         SECTION 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Company and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         SECTION 11.08. Covenants of the Company. In the event that any litigation with claims in excess of $1,000,000 to which the Company is a party which shall be reasonably likely to result in a material judgment against the Company that the Company will not be able to satisfy shall be commenced by an Owner, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Company, such judgment has been satisfied), the Company shall not pay any dividend to [ ], or make any distribution on or in respect of its capital stock to [ ], or repay the principal amount of any indebtedness of the Company held by [ ], unless (i) after giving effect to such payment, distribution or repayment, the Company's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment. The Company will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         SECTION 11.09. No Petition. The Owner Trustee, by entering into this Agreement, each Owner, by accepting a Trust Certificate or a beneficial interest therein, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

         SECTION 11.10. No Recourse. Each Owner, by accepting a Trust Certificate or a beneficial interest therein, acknowledges that such Owner's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Company, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

         SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [ ], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION

         SECTION 11.13. Trust Certificate Transfer Restrictions. The Trust Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.


         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                      GS Mortgage Securities Corp. ,
                                      as Company,


                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                      not in its individual capacity but solely as Owner Trustee,


                                      By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                  EXHIBIT A

                         FORM OF TRUST CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER             ..                                   $____________ R-
CUSIP NO. ________

             [ ] VEHICLE RECEIVABLES SECURITIES TRUST 200__-__
                     _______% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which consists of a pool of Underlying Securities.

(This Trust Certificate does not represent an interest in or an obligation of Goldman, Sachs & Co. or any of its affiliates, except to the extent described below.)

         THIS CERTIFIES THAT ___________________ is the registered owner of ______________ DOLLARS nonassessable, fully-paid, fractional undivided interest in [ ] Vehicle Receivables Securities Trust 200__-__ (the "Trust"), formed pursuant to a Trust Agreement dated as of _________________ (the "Trust Agreement"), between [ ], a [ ] (the "Company") and ___________________, as owner trustee (the "Owner Trustee").




               OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.


                                          ______________________________________
                                          as Owner Trustee


                                          By:   ________________________________
                                          Authorized Signatory




         The Trust was created pursuant to the Trust Agreement, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Indenture dated as of ___________________ (as amended and supplemented from time to time, the "Indenture"), between the Trust, and ________________, as Indenture Trustee (the "Indenture Trustee"), as applicable.

         This Certificate is one of the duly authorized Certificates designated as the _______% Asset Backed Certificates (herein called the "Trust Certificates") issued by the Trust. Also issued under the Indenture are the two classes of Notes designated as "Class A-1 _______% Asset Backed Notes" and the "Class A-2 ______% Asset Backed Notes," (collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of a pool of all monies due under such Underlying Securities on or after the Cutoff Date, certain bank accounts and the proceeds thereof, and certain other rights under the Trust Agreement and the Indenture and all proceeds of the foregoing. The rights of the Holders of the Trust Certificates are subordinated to the rights of the Holders of the Notes, as set forth in the Indenture.

         Under the Trust Agreement, there will be distributed on the ___________ day of each month or, if such _________ day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on __________________, to the Person in whose name this Trust Certificate is registered at the close of business on the day immediately preceding such Distribution Date (the "Record Date"), such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date. No distributions of principal will be made on any Certificate until all of the Notes have paid in full.

         The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Indenture. It is the intent of the Company and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Company) will be treated as partners in that partnership. The Company and the other Certificateholders, by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon, except that with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York. Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [ ], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.


                                   [       ] VEHICLE RECEIVABLES
                                   SECURITIES TRUST 200__-__


                                   By:_________________________________________
                                   not in its individual capacity but solely as
                                   Owner Trustee


Dated: _____________               By:_________________________________________
                                             Authorized Signatory

                       [REVERSE OF TRUST CERTIFICATE]

         The Trust Certificates do not represent an obligation of, or an interest in, the Company, the Owner Trustee or any of their respective Affiliates, and no recourse may be had against such parties or their assets except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to collections with respect to the Underlying Securities (and certain other amounts), all as more specifically set forth herein and in the Trust Agreement. A copy of the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Company and at such other places, if any, designated by the Company.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Trust Agreement at any time by the Company and the Owner Trustee with the consent of Holders of the Trust Certificates and of each class of the Notes, voting as a class, evidencing not less than a majority of the Certificate Balance and the outstanding principal balance of the Notes of each such class. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is
____________________________.

         Except as provided in the Trust Agreement, the Trust Certificates are issuable only as registered Trust Certificates without coupons in denominations of $20,000 and in integral multiples of $1 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Indenture and the disposition of all property held as part of the Owner Trust Estate. The Company may at its option purchase the Owner Trust Estate at the price specified in the Trust Agreement, and such purchase of the Underlying Securities and other property of the Trust will effect an early retirement of the Trust Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         The Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Trust Certificates (each, a "Benefit Plan"). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.




                                 ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________
  (Please Insert Social Security Or Other Identifying Number Of Assignee)

_______________________________________________________________________________
 (Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                             _____________________________*
                                             Signature Guaranteed:


                                             _____________________________*



-----------------

* NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS UPON THE FACE OF THE WITHIN TRUST CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION, ENLARGEMENT OR ANY CHANGE WHATEVER. SUCH SIGNATURE MUST BE GUARANTEED BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE OR A COMMERCIAL BANK OR TRUST COMPANY.

                                                                EXHIBIT B

                          CERTIFICATE OF TRUST OF

             [ ] VEHICLE RECEIVABLES SECURITIES TRUST 200__-__

         THIS Certificate of Trust of [ ] VEHICLE RECEIVABLES SECURITIES TRUST 200__-__ (the "Trust"), dated ____________________, is being duly executed and filed by ___________________, a [ ] banking corporation, as trustee, to form a business trust under the [ ] Business Trust Act (12 Del. Code. (S) 3801 et seq.).

         1. Name: The name of the business trust formed hereby is [ ] VEHICLE RECEIVABLES SECURITIES TRUST 200__-__.

         2. [ ] Trustee. The name and business address of the trustee of the Trust in the State of [ ] is _______________________. Attention:
______________________.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                     __________________________________________,
                                     not in its individual capacity but solely as owner trustee under a Trust Agreement dated as of ___________.


                                     By:   _____________________________________
                                           Name:
                                           Title:




                                                                   EXHIBIT C

                 [FORM OF CERTIFICATE DEPOSITORY AGREEMENT]

Letter of Representations
[To be Completed by Issuer and Trustee]

[Name of Issuer]

[Name of Trustee]

(Date)

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street; 49th Floor
New York, NY 10041-0099

                  Re:  ____________________________

(Issue Description)

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to a trust indenture dated ____________________ (the "Document"). ______________________ (the "Underwriter") is distributing the Securities through the Depository Trust Company ("DTC").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

         1. Prior to closing on the Securities on ____________________ there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.]

         [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

         On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

         On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern
Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

         Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

         [The Security certificate(s) shall be custodied with DTC.]

         2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

         3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to: Supervisor, Proxy Unit, Reorganization Department, The Depository Trust Company, 55 Water Street, 50th Floor, New York, NY 10041-0099

         4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227- 4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone
(516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to: Manager, Call Notification Department, The Depository Trust Company, 711 Stewart Avenue, Garden City, NY 11530-4719

         5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to: Manager, Reorganization Department, Reorganization Window, The Depository Trust Company, 55 Water Street, 50th Floor, New York, NY 10041-0099

         6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

         Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to: Supervisor, Put Bond Unit, Reorganization Department, The Depository Trust Company, 55 Water Street, 50th Floor, New York, NY 10041-0099.

         7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning
(212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to: Manager, Announcements, Dividend Department, The Depository Trust Company, 55 Water Street, 25th Floor, New York, NY 10041-0099.

         9. Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

         10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

         11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

         13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern
Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern
Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855- 4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

         16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

         18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

         20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

         21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

         23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

         24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

         25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

         26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

         27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

Notes:             ..                           Very truly yours,

A. If there is an Agent (as defined in          ________________________________
this Letter of Representations), Agent as       (Issuer)
well as Issuer must sign this Letter.           By:_____________________________
If there is no Agent, in signing this           (Authorized Officer's Signature)
Letter Issuer itself undertakes to perform
all of the obligations setforth herein.

B.  Schedule B contains statements that DTC     ________________________________
believes accurately describe DTC, the method    (Trustee)
of effecting book-entry transfers of securities By:_____________________________ distributed through DTC, and certain related (Authorized Officer's Signature) matters.

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: ______________________________

cc:      Underwriter/Placement Agent
         Underwriter's/Placement Agent's Counsel

                                                                 SCHEDULE A

      ______________________________________________________________

      ______________________________________________________________
                 [Describe Issue, Including Issuer's Name]



CUSIP Number      Principal Amount      Maturity Date       Interest Rate
------------      ----------------      -------------       -------------

                                                                SCHEDULE B

                     SAMPLE OFFERING DOCUMENT LANGUAGE
                    DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

 (Prepared by DTC--bracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

         [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                                               EXHIBIT D

                             FORM OF STATEMENT

                              [To be supplied]

                                                               SCHEDULE I

                     SCHEDULE OF UNDERLYING SECURITIES

             [To be Delivered to the Owner Trustee at Closing]